Exhibit 10.2

SUPERNUS PHARMACEUTICALS, INC.

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT (“Amendment”) is made this 8th day of August, 2014 to the Amended and Restated Employment Agreement (“Agreement”) by and between Supernus Pharmaceuticals, Inc. a Delaware corporation (the “Employer”), and Jack Khattar (the “Executive”).

WHEREAS, the Executive and Employer originally entered into an employment agreement dated December 22, 2005;

WHEREAS, on February 29, 2012, the Executive and Employer most recently amended and restated such employment agreement effective January 1, 2012;

WHEREAS, the parties hereto wish to amend such employment agreement as provided herein;

WHEREAS, Section 16 of the Agreement provides that the Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employer;

NOW THEREFORE, in consideration of the foregoing premises and other consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto, intending to be bound hereby, agree that the Agreement shall be amended as follows:

AMENDMENT

1.                                      Section 6(a)(ii) of the Agreement is hereby amended by adding “and” to the end thereof.

2.                                      Section 6(a) of the Agreement is hereby amended by adding the following new Section 6(a)(iii) to the end thereof:

(iii)                               if, and only if, on the date of, or within 12 months after, a Change in Control, the Executive’s employment is terminated by the Executive for Good Reason or by the Employer without Cause, then the Executive’s stock-based compensation arrangements shall be fully vested and nonforfeitable on the date of such termination of employment and shall continue to be exercisable and payable in accordance with terms that apply under such arrangements other than any vesting requirements; provided that in no event will the time and form of payment of any such arrangement that is subject to Section 409A of the Code (as defined in Section 6(b) below) be modified as result of such vesting.

3.                                      The last paragraph of Section 6(a) of the Agreement is hereby amended to replace the term “Termination Benefits,” in both places such term appears in such paragraph, with the phrase “the Termination Benefits described in Sections 6(a)(i) – (ii) above.”

4.                                      Except as expressly provided herein, the remaining terms of the Agreement shall continue in full force and effect.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Greg S. Patrick
	Name:	Greg Patrick
	Title:	Chief Financial Officer

/s/ Jack Khattar
Jack Khattar